UNITED STATESSECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 05/12/2017

BEMAX INC.

(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 12, 2017, the Company’s Board of Directors approved the purchase of a 1.5 acre landed property (“the property”) in the city of Lagos for construction of production facility in West Africa.

The Production plant will manufacture Bemax disposable baby diapers brands for the West, East and South African markets, and eliminate the substantial costs associated with customs clearing. The Company will continue to use quality U.S manufacturer to meet customers demand for the U.S and European markets.

Construction of the production facility will commence in October of the current year. The project is estimated to be completed in June of 2019. When completed, the facility will house both the Company’s production plant, as well as space for commercial leasing to provide additional revenue stream to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  May 17, 2017

By: /s/ Taiwo Aimasiko